Exhibit 9.4

                  First Amendment to Financial Agent Agreement

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                 FIRST AMENDMENT TO FINANCIAL AGENT AGREEMENT


THIS AMENDMENT made effective as of the 1st day of January, 1997 amends that certain Financial Agent Agreement dated December 11, 1996 by and among the following parties (the "Agreement") as hereinbelow provided.

                              W I T N E S S E T H :

      WHEREAS, due to a scrivener's error, the Phoenix Convertible Fund Series was incorrectly classified as an "Equity" series rather than a "Balanced" series for purposes of applying the minimum fee; and

      WHEREAS, the parties wish to correct this error and correctly classify the Phoenix Convertible Fund Series as a "Balanced" series:

      NOW, THEREFORE, in consideration of the foregoing premises, Schedule A to the Agreement is hereby replaced with "Revised Schedule A" attached hereto and made a part hereof. Except as hereinabove provided, the Agreement shall be and remain unmodified and in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers on this 25th day of February, 1997.

                        PHOENIX CALIFORNIA TAX EXEMPT BONDS, INC.
                        PHOENIX INCOME AND GROWTH FUND
                        PHOENIX MULTI-PORTFOLIO FUND
                        PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.
                        PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                        PHOENIX SERIES FUND
                        PHOENIX STRATEGIC ALLOCATION FUND, INC.
                        PHOENIX STRATEGIC EQUITY SERIES FUND
                        PHOENIX WORLDWIDE OPPORTUNITIES FUND


                        By: /s/ Philip R. McLoughlin
                            ----------------------------------------------
                            Philip R. McLoughlin
                            President (as to all)

                        PHOENIX EQUITY PLANNING CORPORATION


                        By: /s/ David R. Pepin
                            ----------------------------------------------
                            David R. Pepin
                            Executive Vice President

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                               REVISED SCHEDULE A

                                  FEE SCHEDULE

               FEE INFORMATION FOR SERVICES AS FINANCIAL AGENT

      Annual Financial Agent Fees shall be based on the following formula:

      (1) An incremental schedule applies as follows:

Up to $100 million:             5 basis points on average daily net assets
$100 million to $300 million:   4 basis points on average daily net assets
$300 million thru $500 million: 3 basis points on average daily net assets
Greater than $500 million:      1.5 basis points on average daily net assets

      A minimum fee will apply as follows:

            Money Market            $35,000
            Equity                  $50,000
            Balanced                $60,000
            Fixed Income            $70,000
            International           $70,000
            REIT                    $70,000

      (2) An additional charge of $12,000 applies for each additional class of shares above one, over and above the minimum asset-based fee previously noted.

      The following tables indicates the classification and effective date for each of the applicable fund/series/portfolio:

      Classification      Series Name
      --------------      -----------

      Money Market        Phoenix Money Market Fund Series

      Equity              Phoenix Aggressive Growth Fund Series
                          Phoenix Endowment Equity Portfolio
                          Phoenix Equity Opportunities Fund
                          Phoenix Growth Fund Series
                          Phoenix Micro Cap Fund
                          Phoenix Mid Cap Portfolio
                          Phoenix Small Cap Fund
                          Phoenix Strategic Theme Fund


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      Classification      Series Name
      --------------      -----------

      Balanced            Phoenix Balanced Fund Series
                          Phoenix Convertible Fund Series
                          Phoenix Income and Growth Fund
                          Phoenix Strategic Allocation Fund, Inc.

      Fixed Income        Phoenix California Tax Exempt Bonds, Inc.
                          Phoenix Diversified Income Portfolio
                          Phoenix Emerging Markets Bond Portfolio
                          Phoenix High Yield Fund Series
                          Phoenix Multi-Sector Fixed Income Fund, Inc.
                          Phoenix Multi-Sector Short Term Bond Fund
                          Phoenix Tax-Exempt Bond Portfolio
                          Phoenix U.S. Government Securities Fund Series

      International       Phoenix International Portfolio
                          Phoenix Worldwide Opportunities Fund

      REIT                Phoenix Real Estate Securities Portfolio